                    JOINT FILING AGREEMENT AND POWER OF ATTORNEY


     By signing below, the parties hereto hereby agree and consent, pursuant to Rule 13d-1(f)(1), to the joint filing of Schedules 13G and/or Schedules 13D (including any amendments thereto) on behalf of such parties in their capacities as trustees of the Voting Trust Agreement dated June 30, 1989, as amended. Each of the undersigned persons further hereby constitutes and appoints each of LeRoy T. Carlson, Jr. and Walter C.D. Carlson, acting singly, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in their capacities as trustees of such voting trust, to execute for and on behalf of the undersigned, all Schedules 13G and/or Schedules 13D and all amendments thereto as required by the Securities Exchange Act of 1934, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the issuer and relevant stock exchanges. The powers hereby conferred upon the said attorneys-in-fact and agents shall continue in force until notice of the revocation of this Power of Attorney has been received by the said attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned have hereunto subscribed this Joint Filing Agreement and Power of Attorney as of the 10th day of February, 1997.


                                    /s/ LeRoy T. Carlson, Jr.
                                   -------------------------------
                                   LeRoy T. Carlson, Jr.



                                    /s/ Walter C.D. Carlson*
                                   -------------------------------
                                   Walter C.D. Carlson


                                    /s/ Letitia G.C. Carlson*
                                   -------------------------------
                                   Letitia G.C. Carlson


                                    /s/ Donald C. Nebergall*
                                   -------------------------------
                                   Donald C. Nebergall


                                    /s/ Melanie J. Heald*
                                   -------------------------------
                                   Melanie J. Heald